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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                FOR THE SIX AND THREE MONTHS ENDED JUNE 30,2001

                   (in thousands, except per share amounts)
                                  (unaudited)

                        Six months Ended June 30, 2001

                                                   Weighted
                                                   Average     Per
                                           Income   Shares    Share
                                           ------  --------   -----

Income available to common stockholders    $3,023     4,758       -

Unearned MRP shares                             -      (181)      -
Unearned ESOP shares                            -      (490)      -
                                           ------     -----   -----

Basic earnings per share                    3,023     4,087   $0.74

Effect of dilutive securities:
 Stock options                                  -        99       -
                                           ------     -----   -----

Diluted earnings per share                 $3,023     4,186   $0.72
                                           ======     =====   =====


                       Three Months Ended June 30, 2001

                                                   Weighted
                                                    Average    Per
                                           Income   Shares    Share
                                           ------  ---------  -----

Income available to common stockholders    $1,348     4,758       -

Unearned MRP shares                             -      (181)      -
Unearned ESOP shares                            -      (486)      -
                                           ------     -----   -----

Basic earnings per share                    1,348     4,091   $0.33

Effect of dilutive securities:
 Stock options                                  -        95       -
                                           ------     -----   -----

Diluted earnings per share                 $1,348     4,186   $0.32
                                           ======     =====   =====

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